Exhibit 10.2

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is effective the  day of February, 2010, by and between CORNICHE DEVELOPMENT, INC., a Washington corporation (“Seller”), and RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation (“Buyer”).

RECITALS

A. Seller owns all right, title and interest in the land and all improvements thereon, including an approximately 74,130 square foot shopping center, commonly known as The Market at Lake Stevens, located at 208 91st Avenue NE, Lake Stevens, Snohomish County, Washington, the legal description of which is attached as Exhibit A (the “Property”).  If no legal description is attached, then the Property is shown generally on the site plan attached as Exhibit A-1, and the legal description of the Property shall be as contained in the Preliminary Commitment (defined in Section 5), subject to Buyer’s and Seller’s reasonable approval.

B. Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property on the terms and conditions set forth in this Agreement.
TERMS

NOW, THEREFORE, the parties agree as follows:

1. Purchase and Sale of Property.  Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property.  The Property also includes the personal property used in the operation of the Property, which shall be conveyed to Buyer at closing pursuant to a bill of sale in the form attached as Exhibit B.  The list of personal property to be conveyed shall be provided by Seller to Buyer within ten (10) days after the Effective Date (as defined in Section 3).  The Property also includes any and all water, access and other rights, easements, and interests appurtenant to the Property, and all construction warranties related to the improvements on the Property.

2. Purchase Price.  The purchase price (“Purchase Price”) for the Property shall be Sixteen Million One Hundred Fifty Thousand and No/100 Dollars ($16,150,000.00).  The Purchase Price will be paid in cash at closing.  The entire Purchase Price shall be allocated to real property and the improvements thereon.

3. Earnest Money.  Within three (3) business days after mutual execution and delivery of this Agreement (the “Effective Date”), Buyer shall pay Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as earnest money (the “Earnest Money”) in cash. The Earnest Money shall be deposited with First American Title Insurance Company of Oregon (the “Title Company”), 200 SW Market Street, Suite 250, Portland, Oregon 97201, Attention:  Rachael Bushnell, and shall be deposited into an interest-bearing escrow account with the Title Company in accordance with the terms of this Agreement.  Upon Buyer’s waiver of its conditions set forth in Sections 6.1 through 6.4, Buyer shall deposit an additional Two Hundred Fifty Thousand and

No/100 Dollars ($250,000.00) in escrow as additional Earnest Money, and the entire Earnest Money deposit shall be nonrefundable to Buyer, except as otherwise provided herein.  All Earnest Money shall be applied to the payment of the Purchase Price at closing.  Any interest earned on the Earnest Money shall be part of the Earnest Money.  All Earnest Money shall be returned to Buyer in the event any condition to Buyer’s obligation to purchase the Property shall fail to be timely satisfied or waived by Buyer or in the event this transaction fails to close as a result of a casualty, condemnation, or default by Seller, as further provided below.

4. Survey and Environmental Assessments.  During the Contingency Period (as defined in Section 6), Buyer may, at its sole discretion and expense: (a) commission a surveyor of Buyer’s choice to prepare an ALTA survey of the Property; and (b) engage an environmental consultant of Buyer’s choice to prepare a Phase I environmental site assessment of the Property.  Seller shall cooperate with Buyer’s obtaining such survey and environmental site assessment. Buyer shall not conduct or authorize a Phase II environmental site assessment, or any other form of intrusive or invasive inspection or testing of the Property, without Seller's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

5. Title Documents.  On or before the fifth (5th) day following the Effective Date, Seller shall deliver to Buyer a preliminary commitment for title insurance issued by Title Company (the “Preliminary Commitment”), along with all documents, whether recorded or unrecorded, referred to in the Preliminary Commitment (“Title Documents”).  Buyer shall have until three (3) days following Buyer’s receipt of the Preliminary Commitment and the Title Documents to give Seller written notice of Buyer’s disapproval of any condition or exception to title affecting the Property (“Buyer’s Title Notice”).  If Buyer disapproves of any such matter of title, then, within five (5) days after Seller’s receipt of Buyer’s Title Notice, Seller shall give Buyer written notice (“Seller’s Title Notice”) of those disapproved title conditions and exceptions, if any, that Seller elects to eliminate from the title policy and as exceptions to title, or otherwise to correct.  Seller’s failure to deliver Seller’s Title Notice within such five (5)-day period shall be deemed Seller’s election not to eliminate from the title policy the title conditions and exceptions noted in Buyer’s Title Notice.  If Buyer approves of Seller’s Title Notice, Seller shall eliminate from the title policy, by the Closing Date, those disapproved title conditions and exceptions that Seller has elected to eliminate in Seller’s Title Notice, and any failure to eliminate such exceptions or cure such objections shall constitute a default by Seller giving rise to the rights established pursuant to Section 16 below.  If Buyer does not approve of Seller’s Title Notice by written notice to Seller given within five (5) days after Seller's Title Notice, this Agreement shall terminate as provided in Section 7.  All title exceptions not objected to by Buyer and all title exceptions Seller elects not to eliminate in Seller’s Title Notice shall be “Permitted Exceptions.”

6. Buyer’s Closing Conditions.  The conditions set forth in this Section are solely for the benefit of Buyer and may be waived only by Buyer and, except as otherwise specifically set forth herein, only if such waiver is set forth in a writing signed by Buyer.  Closing and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the conditions set forth in Sections 6.1 through 6.4 and 6.6 (other than the Haggen Foods estoppel) on or before March 1, 2010 (the “Contingency Period”).  Closing and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the conditions set forth in Sections 6.5, 6.6 (with regard to the Haggen Foods estoppel) and 6.7 on or before the Closing Date.

6.1 Review and Approval of Documents and Materials.  On or before the expiration of the Contingency Period, Buyer shall have approved any documents and materials delivered by Seller to Buyer pursuant to this Section.  Seller may deliver documents and materials to Buyer by courier or by electronic delivery. Unless otherwise noted below with respect to any specific item, within five (5) days after the Effective Date of this Agreement, Seller shall deliver to Buyer, for Buyer’s review and approval, the following documents and materials respecting the Property, which are in Seller’s possession, custody, or control (collectively, the “Seller’s Documents”):

6.1.1 Real and personal property tax statements for the most recent tax year.

6.1.2 All environmental reports, studies and assessments concerning the Property.

6.1.3 All soils, geotechnical, drainage, seismological and engineering reports, studies and assessments concerning the Property.

6.1.4 Any CC&Rs, management agreements or other agreements relating to all or any portion of the Property excluding Seller's mortgage loan documents.

6.1.5 All tenant leases and other occupancy or use agreements and any amendments thereto concerning the Property (the “Leases”) along with any tenant financial statements, and a current rent roll and aged receivables report for the Property.

6.1.6 Operating statements, copies of sales reports and CAM reports and reconciliations for the Property for the current year to date, and the previous four (4) calendar years.

6.1.7 All certificates of occupancy for the Property.

6.1.8 All service contracts and construction and equipment warranties.

6.2 Inspections.  During the Contingency Period, Buyer shall have approved the condition of the Property in Buyer’s sole discretion.  Seller shall permit Buyer and its agents, at Buyer’s sole expense and risk, to enter the Property, at reasonable times after reasonable prior notice to Seller and after prior notice to tenants of the Property as required by the Leases, if any, to conduct nonintrusive and noninvasive inspections, investigations, tests, and studies concerning the Property.  Buyer, at its expense, may also undertake the following activities with respect to the Property: (i) third-party review of any environmental, geotechnical and other reports provided by Seller; (ii) preparation of design, planning or density studies; (iii) nonintrusive and noninvasive engineering reviews, including review of building structure and mechanical systems; (iv) preparation of an independent market survey and other reports; (v) review of historic preservation issues; (vi) review of local government files and documents, as well as applications and correspondence between and on behalf of Seller and any local government; and (vii) other matters pertaining to the title, physical condition or any other aspect of the Property.  Buyer shall also have the right to discuss this Agreement and the Property with third parties (other than tenants under Leases), including lenders, contractors and government officials and representatives, provided that Buyer shall reasonably cooperate to allow Seller or its appointed representative to participate in any meetings or communications with governmental officials and representatives if time allows.  Buyer shall not submit any permit applications to any governmental authority which could result in any additional obligation being placed with Seller or the Property prior to Closing, if any.

6.2.1  Seller or Seller's designee may accompany Buyer and/or its agents or contractors when exercising Buyer's right of entry under this Section 6.2 if time allows.  Buyer shall reasonably cooperate in attempting to provide oral or written notice to Seller prior to entering onto the Property with Seller in advance of such entry.  All access, inspections, tests and studies shall be permitted and conducted on the following terms and conditions:

(i)           Buyer shall pay for all inspections, tests and studies ordered by Buyer.

(ii)           In connection with any entry by Buyer or its agents, employees or contractors onto the Property, Buyer shall conduct such entry and any inspections in connection therewith so as to minimize interference with Seller's business on, and Seller's tenants' occupancy of, the Property, and in compliance with all applicable laws and agreements.

(iii)           Buyer shall indemnify and hold Seller harmless from and against all costs, expenses, damages, liabilities, liens or claims, including, without limitation, attorneys' fees and court costs, directly related to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing inspections, tests and/or inquiries provided for under this Agreement, or resulting from any conditions on the Property created by Buyer's entry and testing (but not including any claims resulting from the discovery or disclosure of pre-existing physical or environmental conditions or the non-negligent aggravation of pre-existing physical or environmental conditions on, in, under or about the Property).  The foregoing indemnity shall survive the Closing Date or earlier termination of this Agreement.  Buyer shall also promptly repair any damage done to any portion of the Property in connection with the exercise of its rights under this Section 6.2, and restore the Property to its prior condition.

6.2.2           As additional consideration for the transaction contemplated in this Agreement, Buyer must provide to Seller, immediately following the receipt of same by Buyer, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property and copies of all other third Property studies, reports, and tests promptly after this Agreement terminates without Closing; provided, however, Buyer shall have no obligation to cause any such reports, tests or studies to be performed on the Property.  Seller acknowledges that Buyer has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies, reports or tests.

6.3 Financing.  On or before the expiration of the Contingency Period, Buyer’s satisfaction with Buyer’s financing, if any.

6.4 Audit Inquiry and SEC Compliance.  On or before the expiration of the Contingency Period, Seller shall have reasonably cooperated with Buyer under this Section 6.4.  Seller acknowledges that Buyer may be required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that relate to the most recent preacquisition fiscal year (the "Audited Year") and the current fiscal year through the date of acquisition (the "Stub Period") for the Property.  Seller agrees to reasonably assist Buyer in preparing the SEC Filings and to provide access to Buyer’s information reasonably required in connection thereto.

6.5 Representations, Warranties and Covenants of Seller.  On and as of the Closing Date, Seller shall have duly and timely performed each and every material agreement to be performed by Seller hereunder and Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects.

6.6 Estoppel Certificates.  Seller shall use commercially reasonable efforts to obtain an estoppel statement from each tenant, substantially in the form of Exhibit F (“Tenant Estoppels”).  If, by February 27, 2010, Seller has not received Tenant Estoppels from all tenants, Buyer shall accept a certificate of Seller (“Seller’s Lease Certificate”) certifying, to Seller’s knowledge, those matters included in the attached form of Tenant Estoppel regarding the lease(s) with such tenant(s).  Buyer may terminate this Agreement and obtain a refund of the Earnest Money on or before the end of the Contingency Period if Buyer is not satisfied, in its sole discretion, with the contents of the Tenant Estoppels and any Seller’s Lease Certificates.  Notwithstanding the foregoing, Seller shall continue up until the Closing Date to attempt to obtain a Tenant Estoppel for each tenant that was not provided one as provided herein.  Further, it shall remain a condition to closing that Buyer shall receive a completed estoppel certificate from Tenant Haggen Foods on or before the Closing Date.

6.7 Title Insurance.  On and as of the Closing Date, the Title Company shall be irrevocably committed to issue to Buyer an ALTA Standard Owners form Title Policy (ALTA 2006 form) in the amount of the Purchase Price.

7. Termination.  If any condition set forth in Section 6 is not timely satisfied or waived by Buyer in writing for any reason, this Agreement shall automatically terminate.  Upon any such termination, all Earnest Money shall be immediately refunded to Buyer and this Agreement shall be of no further force or effect, except as expressly provided otherwise herein.

8. Representations and Warranties.

8.1 Seller’s Representations and Warranties.  Seller represents and warrants (which representations and warranties are true and correct on and as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date) to Buyer that:

8.1.1 Fee Title.  Seller is the sole current legal and beneficial fee simple title holder of the Property and has the authority and power to enter and execute this Agreement and convey the Property to Buyer free and clear of the claims of any third party or parties (including, without limitation, any elective share, dower, curtesy or community property rights of any spouse), except for the Permitted Exceptions without further authorization or signature of any other person;

8.1.2 Leasing Commissions.  There are as of the date hereof, and there shall be on the Closing Date, no leasing commissions due or owing, or to become due and owing, in connection with any leases, licenses or other occupancy agreements in connection with the Property, except as set forth in Section 18.10.  Except as set forth in Section 18.10, Seller shall be solely responsible for paying all leasing commissions for any Leases and New Leases (as defined in Section 9.2) entered into prior to closing.

8.1.3 Leases.  There are as the date hereof, and there shall be on the Closing Date, no leases, licenses or other occupancy agreements in connection with the Property except for the Leases included in the Seller’s Documents and any New Leases (as defined in Section 9.2).

8.1.4 Condemnation.  Seller has no knowledge of and has received no written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Property.

8.1.5 Structural.  To Seller’s knowledge, there are no material latent defects in the condition of the improvements on the Property that require repair for the safe operation of the Property.

8.1.6 Zoning/Violations.  There is not now pending nor, to Seller’s knowledge, are there any proposed or threatened proceedings for the rezoning of the Property or any portion thereof.  During the period of Seller’s ownership of the Property, to Seller's knowledge no zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance, or regulation has been violated by the continued maintenance, operation or use of the Property, including, without limitation, the improvements located thereon and any parking areas.

8.1.7 Permitted Exceptions.  To Seller's knowledge, Seller has performed all obligations under and is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions existing as of the date hereof.

8.1.8 Permits.  To Seller’s knowledge, all permits, licenses, authorizations and certificates of occupancy required by governmental authorities for Seller’s management, occupancy, and operation of the Property are in full force and effect.

8.1.9 Litigation.  No proceeding, suit or litigation relating to the Property or any part thereof, or Seller as it relates to its ownership of the Property or any aspect of the Property, is pending or, to Seller’s knowledge, threatened in any tribunal.  Seller is not the subject of, nor during the two (2) years prior to the Effective Date has Seller been the subject of,  nor has Seller received any written notice of or threat that it has or will become the subject of, any action or proceeding under the United States Bankruptcy Code, 11 U.S.C. §  101, et seq. (“Bankruptcy Code”), or under any other federal, state or local laws affecting the rights of debtors and/or creditors generally, whether voluntary or involuntary and including, without limitation, proceedings to set aside or avoid any transfer of any interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber or impose a lien thereon.

8.1.10 FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

8.1.11 Development.  Except as may be contained in the Permitted Exceptions:  Seller has not entered into any written agreement currently in effect with a third party, including, without limitation, any governmental authority, relating to any development of the Property; and Seller has received no notice and otherwise has no knowledge of any restrictions on the ability of the Seller to develop or expand any portion of the Property in the future, other than as may be set forth in zoning and other applicable laws, ordinances, rules and regulations.

8.1.12 Agreements.  Seller is not a party to, and has no knowledge of, any agreements relating to the Property currently in effect other than the contracts provided to Buyer contained in the Seller’s Documents and the Permitted Exceptions.

For the purposes of this Agreement, whenever the phrase "to Seller's knowledge" or similar phrase is used, then it shall be deemed to refer to the actual knowledge of Norma Horner,  without such person undertaking any investigation.  To the extent the Seller’s Documents furnished or made available to or otherwise obtained by Buyer prior to the expiration of the Contingency Period contains express provisions or information that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Seller’s Documents.  Buyer acknowledges that Norma Horner is named solely for the purpose of defining the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer, unless arising from fraud or intentional misrepresentation.  Buyer covenants that it will bring no action of any kind against any such individuals related to or arising out of the representations and warranties set forth in Section 8 of this Agreement, unless arising from fraud or intentional misrepresentation.

Notwithstanding anything contained in this Agreement to the contrary, in the event the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if Buyer knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Buyer nevertheless closes title hereunder.

If prior to the Closing, Seller becomes aware that any representation or warranty set forth in this Agreement that was true and correct has become incorrect due to changes in conditions or the discovery by Seller of information of which Seller was unaware on the date of mutual execution of this Agreement, then Seller shall promptly notify Buyer thereof and the representations and warranties set forth herein which are to be remade and reaffirmed by Seller at the Closing shall be supplemented by such new information.  If such notification occurs after expiration of the Contingency Period, and if in Buyer’s reasonable judgment such change in condition or new information has a material adverse impact on the Property or on the Buyer, Buyer may elect within ten (10) days after receipt of such notice (or, if such notice is received less than ten days prior to the Closing Date, Buyer may elect on or before the Closing Date) to provide written notice to Seller of Buyer’s intent to terminate this Agreement; provided, however, that Seller may within five (5) days after receipt of such termination notice (or, if such termination notice is received less than five days prior to the Closing Date, on or before the Closing Date) notify Buyer of Seller’s intent to cure the condition causing such misrepresentation prior to Closing, in which event Seller’s cure of such condition shall be a condition precedent to Buyer’s obligations hereunder.  Buyer’s termination of this Agreement and the return of all Earnest Monies shall be Buyer’s sole remedy against Seller in the circumstances described in this paragraph.

8.2 Buyer’s Representations and Warranties.  As of the Effective Date of this Agreement, Buyer represents and warrants to Seller that Buyer (i) is duly organized and existing under the laws of the State of Delaware; (ii) is authorized to enter into the transaction contemplated in this Agreement; (iii) has the power and authority to enter into this Agreement; and (iv) has not filed voluntarily or involuntarily, for bankruptcy relief within the six (6)-month period preceding the date hereof.

9. Maintenance of Property/Insurance/Leasing.

9.1 Operation and Maintenance.  From and after the Effective Date through closing or the earlier termination of this Agreement, Seller shall: (a) manage, maintain, operate, and service the Property, including the negotiation and execution of new leases and modifications, extensions and renewals of existing Leases (each a "New Lease" and collectively, the “New Leases”), consistent with its current operations; (b) keep the Property and every portion thereof in reasonably good working order and repair, subject to the terms of Section 15 below; (c) maintain Seller’s current property damage insurance on the Property; and (d) not make any material alterations to the Property or remove any personal property owned by Seller therefrom used in the operation of the Property unless the personal property is lost, stolen, irreparably damaged, or replaced with property of similar quality and quantity.

9.2 New Leases.  From and after the Effective Date through the closing or earlier termination of this Agreement, Seller shall provide Buyer with copies of any letters of intent for New Leases signed by the prospective tenant (or if no letter of intent is available, a written description of the material terms of the New Lease including the name of the tenant; the square footage and location of the leased premises; the term; any free rent or other lease incentives; the rent structure including any escalation provisions; projected rent start date, tenant improvement and lease commission costs; and any other material financial obligations) prior to executing a binding New Lease.  During such period, Seller will enter into a New Lease of any portion of the Property or amend or modify any current Lease only with the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided that Seller shall not be required to obtain Buyer's consent to a tenant's renewal of its existing Lease on renewal terms contained in such Lease, or to renew tenant John L. Scott’s lease for an additional five year term, on the same terms and conditions as the current lease, except that rent will continue to increase by the same amounts and at the same intervals as it increases under such tenant’s current lease..

9.3 Assignment of Lease.  At Closing, Seller shall assign and Buyer shall assume Seller’s obligations under all Leases and New Leases, pursuant to an assignment of leases in the form attached as Exhibit C (the “Assignment of Leases”).

9.4 Service Contracts.  Seller shall not extend, renew, modify, or replace any service contracts for the Property without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed, and which shall not be required if such contract is in commercially reasonable form and substance and may be terminated without penalty or any additional cost or liability on thirty (30) or fewer days prior notice.

9.5 Assignment of Service Contracts.  At Closing, Seller shall assign to Buyer all service contracts other than those that Seller terminates at Buyer's request and which may be terminated by Seller without penalty or additional cost or liability, and Seller shall also assign to Buyer all construction and equipment warranties related to the Property, pursuant to an assignment of contracts and warranties in the form attached as Exhibit D (the “Assignment of Contract and Warranties”).

10. Closing.

10.1 Closing Date.  The purchase and sale of the Property will be closed on April 1, 2010, or at such other time as the parties may mutually agree (the “Closing Date”).  Buyer acknowledges Seller’s representation that Seller’s existing loan on the Property may require at least thirty (30) days’ prior notice of payment in full and that such loan may need to be paid only upon the first (1st) day of a calendar month.  Buyer and Seller agree that upon Buyer’s waiving the conditions set out in Sections 6.1 through 6.4 and 6.6 (except for Haggen Foods’ estoppel), Buyer and Seller will cooperate in working with Seller’s lender in an attempt to close the transaction by March 15, 2010, while recognizing that closing prior to April 1, 2010, may not be feasible.

10.2 Manner and Place of Closing.  This transaction will be closed in escrow at the offices of Title Company at the address set forth above, or at such other place as the parties may mutually agree.  Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

10.3 Prorations, Adjustments.  All the then current year’s ad valorem real property taxes, assessments (including LID and sewer assessments) and current utility expenses, and all income under any agreement concerning the Property that Buyer has approved to survive closing, and all rent and other expenses payable by tenants under the Leases for the month in which Closing occurs shall be prorated and adjusted between the parties as of the Closing Date.  Notwithstanding the foregoing, if Closing occurs on a day other than the first day of a month, and if such Closing Date is prior to April 1 at the request of Buyer, then in prorating rental income Seller shall in addition receive that portion of the collected rental income attributable to the period beginning on the Closing Date and ending on the last day of the calendar month in which Closing occurs that equals the amount of interest accruing on Seller's mortgage loan during the same partial month period.

Rent and other expenses payable by tenants under the Leases which are delinquent as of the Closing Date shall remain the property of Seller and Seller shall retain the right to collect such amounts.  In addition, "true up" payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments for 2010 shall be allocated among Seller and Buyer pro rata in accordance with their respective period of ownership as set forth below.  The amount of any unapplied and refundable security deposits under the Leases held by Seller in cash at the time of Closing shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs.  The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available.  If such information is not available at the Closing, Seller and Buyer agree to cooperate and use reasonable efforts to make such adjustments no later than sixty (60) days after the Closing (or as soon thereafter as may be practicable) with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under Leases.  At Closing, if all or any portion of the Property is specially assessed or taxed due to its use or classification, Seller shall pay and be solely responsible for any deferred tax, roll-back tax, and related charge, fine, penalty or other amount regardless of the period to which the same relates.  All municipal, county, state, and federal excise, transfer and documentary stamp taxes shall be paid by Seller at the time of Closing.  This Section 10.3 shall survive the Closing.

Seller has presently commenced an appeal of the ad valorem property taxes levied against the Property.  If such appeal is not resolved prior to the Closing Date, then at Closing Seller shall assign to Buyer all of its right, title and interest pursuant to such appeal, and Buyer shall not be required to reimburse Seller for any expenses prior to the Closing Date which Seller incurs in connection with the appeal.  Buyer agrees, following the Closing Date, that in the event Buyer elects, in its sole discretion, to pursue the appeal to completion, and if the resolution of the appeal results in a reduction of any ad valorem property taxes levied against the Property prior to the Closing Date, then Seller shall be entitled to a refund of its taxes paid and attributable to the period prior to the Closing Date.

10.4 Closing Events.  Provided the Title Company has received the sums and is in a position to cause title to the Property to be conveyed to Buyer and the Title Policy to be issued as described herein, this transaction will be closed on the Closing Date as follows:

10.4.1 The Title Company will perform the prorations described in Section 10.3, and the parties shall be charged and credited accordingly.

10.4.2 Buyer shall pay the Purchase Price for the Property in cash, and less refundable deposits held by Seller under the Leases, adjusted for the charges and credits set forth in this Section, with a credit for the entire amount of all Earnest Money previously paid and all interest accrued thereon.

10.4.3 Buyer and Seller shall execute and deliver the Assignment of Leases and Assignment of Contracts and Warranties.

10.4.4 Seller shall execute and deliver a statutory warranty deed (the “Deed”) conveying and warranting to Buyer fee simple title in the Property free and clear of all liens and encumbrances except the Permitted Exceptions.  The conveyance shall be free from community property, dower or statutory rights, taxes, assessments and all other liens and encumbrances of any kind, without exceptions, unless otherwise specified herein, so as to convey to Buyer good and marketable title to all the Property free and clear of all liens, encumbrances and defects except the Permitted Exceptions.

10.4.5 The Title Company will deliver its commitment letter committing to issue the Title Policy described in Section 11 upon recordation of the closing documents.  Seller shall pay the title insurance premium for an ALTA standard coverage owner’s policy in the amount of the Purchase Price and the charges for obtaining and recording instruments required to clear title.  Buyer shall pay any additional premium for additional coverages and endorsements requested by Buyer.

10.4.6 The Title Company will record the Deed and Buyer shall be responsible for the standard recording fees of the recorder therefor.

10.4.7 The escrow fee shall be divided equally between the parties.

10.4.8 Seller shall deliver to the Title Company and Buyer at closing an affidavit certifying that there are no unrecorded leases or agreements upon the Property, that there are no mechanics’ or statutory liens against the Property (or any claims to such liens) and that Seller is not a “foreign person” under FIRPTA and any similar state law in form satisfactory to Buyer.

10.4.9 Seller shall have complied with all requirements of the State of Washington for the recording of the Deed.

10.5 Seller’s Assistance with Transition.  Promptly after Closing, Seller shall instruct its property manager to promptly deliver letters to each tenant notifying them of the change in ownership of the Property and the address for future rent payments to be sent, which address will be provided by Buyer.  Buyer shall approve the form of letter to be sent to tenants.  Seller shall further reasonably cooperate with the Property ownership transition issues, at no additional cost or liability to Seller, for a period of up to 60 days after Closing.

11. Title Insurance.  As soon as reasonably practicable after the Closing Date, Seller shall cause Title Company to furnish Buyer with an ALTA standard coverage owner’s policy of title insurance (2006 form) in the amount of the Purchase Price, together with such additional coverages and endorsements, as Buyer may require, including extended coverage, in a form satisfactory to Buyer, insuring fee title to the Property in Buyer, subject only to the Permitted Exceptions (the “Title Policy”); provided, however that, consistent with Section 10.4.5 above, Seller shall be required to pay only the cost of the ALTA standard owner’s policy in the amount of the Purchase Price, and Buyer shall pay additional charges for any additional coverages.

12. Possession.  Seller shall deliver exclusive possession of the Property to Buyer on the Closing Date, subject to the rights of tenants under Leases.  The respective rights and obligations of the parties not satisfied at or before Closing shall survive the delivery of the Deed and shall be binding upon and inure to the benefit of the parties and their respective heirs, assigns, successors, administrators and executors.  Each of Seller’s representations, warranties and covenants shall be deemed reaffirmed as of the Closing Date and each of the representations, warranties and covenants shall survive closing and delivery of the Deed for one (1) year.

13. Environmental Matters.

13.1 Representations and Warranties.  Seller represents and warrants to Buyer (which representations and warranties are true and correct as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date) that:

(a)           To Seller’s knowledge, during Seller’s ownership of the Property there have been no: (A) claims, complaints, notices, or requests for information received by Seller with respect to any alleged violation of any Environmental Law (as defined below) with respect to the Property, or (B) claims, complaints, notices, or requests for information to Seller regarding potential or alleged liability under any environmental law with respect to the Property.

(b)           To Seller’s knowledge, no conditions exist at, on, or under the Property that would constitute a Hazardous Condition (as defined below).

(c)           To Seller’s knowledge, Seller is in compliance with all orders, directives, requirements, permits, certificates, approvals, licenses, and other authorizations relating to Environmental Laws with respect to the Property.

13.2 Definitions.

(a) Environmental Law shall mean (i) the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. Section  1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), as amended; (ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), as amended; (x) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed above; (xi) any rules or  regulations adopted pursuant to or to implement the statutes, laws, ordinances and amendments listed above; and (xii) any other law, statute, ordinance, amendment thereto, rule, regulation, order or the like relating to environmental, health or safety matters.

(b) Hazardous Condition shall mean  any condition caused by a legally reportable release of Hazardous Material to soil, surface water or groundwater on, in, under or about the Property that occurred during Seller’s ownership of the Property such that the presence on, in, under or about the Property (including groundwater and surface water) of the Hazardous Material obligated or obligates the Seller to perform removal or remedial action under any applicable Environmental Law in effect prior to or as of Closing.

(c) Hazardous Materials shall mean any chemical, substance, waste, material, equipment or fixture defined as or deemed hazardous, toxic, a pollutant, a contaminant, or otherwise regulated under any Environmental Law, including, but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCBs, and  asbestos containing material.

14. Condition of Property.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; OR (XII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY, WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND EXCEPT AS SET FORTH HEREIN MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF

SUCH INFORMATION.  EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES AS SET FORTH HEREIN, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS.  BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER’S OWN INVESTIGATION OF THE PROPERTY.

SELLER’S INITIALS	BUYER’S INITIALS

By accepting the Deed to the Property, Buyer, on behalf of itself, its officers, directors and its and their respective successors, shall forever release Seller, its officers, directors, agents and employees, and its and their respective successors, of and from any and all losses, liabilities, damages, claims, demands, causes of action, costs and expenses, whether known or unknown, arising out of or in any way connected with the Property, including, without limitation, the condition of title to the Property (except for the warranties of Seller contained in the Deed delivered by Seller at Closing) and the environmental (except as set forth below) and structural condition of the Property.  Further, by acceptance of the Deed to the Property, Buyer will thereby forever release Seller of and from any environmental claims and causes of action existing now or hereafter created or enacted, whether at common law or by federal, state, county, or municipal law or ordinance except any reimbursement or contribution claims which Buyer may have against Seller under any state or federal laws regarding the release of any hazardous substances on the Property caused by Seller.  Buyer agrees never to commence, aid in any way, or prosecute against Seller, its officers, directors, agents and employees and its and their respective successors, any action or other proceeding based upon any losses, liabilities, damages, claims, demands, causes of action, costs and expenses, covered in this paragraph.

The foregoing release shall not, however, affect Seller’s liability for or under (a) any representations and warranties made specifically by Seller herein to the extent same survive Closing as provided therein; or (b) any other obligations of Seller identified herein which are to be performed after Closing.

SELLER’S INITIALS	BUYER’S INITIALS

15. Condemnation or Casualty.  If, prior to the Closing Date, any part of the improvements are damaged or destroyed by fire or other casualty loss, Seller shall restore the improvements to their previous condition (to the extent insurance proceeds are available to Seller to do so) as soon as reasonably possible, but, in any event, prior to the Closing Date.  If Seller is unable to do so, without fault and notwithstanding Seller's diligent, good faith efforts, and if the cost of repair and restoration due to such casualty event exceeds $200,000, then Buyer shall have the option to either (x) terminate this Agreement by delivering written notice of termination to Seller, and receive a refund of the Earnest Money, or (y) proceed with the purchase of the Property, in which event at Closing Buyer shall be credited against the Purchase Price the amount of all insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction (or such proceeds shall be assigned to Buyer if not then collected), plus any insurance deductibles applicable to such damage or destruction, less any monies actually expended by Seller to repair any damage.  If the cost of repair and restoration of the Improvements due to such casualty is $200,000 or less, then Seller shall assign to Buyer at Closing all of its right, title and interest in any insurance proceeds payable as a result of such casualty, and Seller shall credit against the Purchase Price any insurance proceeds received by Seller prior to Closing with respect to such casualty event.

If any part of the Property is condemned prior to Closing Date, Seller shall promptly give Buyer written notice of such condemnation and Buyer and Seller shall apply any proceeds received prior to Closing on a pro rata basis of any condemnation award to reduce the Purchase Price provided herein; provided that if such condemnation has a material adverse effect on the operation of the Property, then Buyer may declare this Agreement terminated by delivering written notice of termination to Seller, and receive a refund of the Earnest Money.

16. Legal and Equitable Remedies.

16.1 Default by Seller.  If Closing fails to occur as a result of a default by Seller in the performance of its obligations under this Agreement, and if all other conditions to Seller's obligations to consummate the sale of the Property to be satisfied as of the date of such default or failure of condition have been satisfied at the time of such default or failure, then, upon notice by Buyer to Seller and Escrow Holder to that effect, Buyer’s sole remedy shall be to elect to either (i) seek specific performance of Seller’s obligations hereunder, or (ii) terminate this Agreement and receive the Earnest Money, together with an additional sum from Seller equal to Buyer's actual out-of-pocket third party costs and expenses in connection with this transaction in no event to exceed Fifty Thousand Dollars ($50,000), in which event  this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

16.2 Default by Buyer.  In the event that this transaction fails to close by reason of any default by Buyer, all Earnest Money shall be forfeited by Buyer and released from escrow to Seller, which shall be Seller’s sole and exclusive remedy on account of Buyer’s default.  Buyer shall only be in default or breach under this Agreement, if Buyer has failed to cure a default hereunder within three (3) business days from Buyer’s receipt of Seller’s written notice to cure such breach; provided that the cure period shall not apply to Buyer's obligation to pay any Earnest Money, or to Buyer's obligation to close the transaction on the Closing Date.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF A DEFAULT BY BUYER HEREUNDER AFTER SELLER HAS GIVEN

BUYER NOTICE AS SET FORTH IN SECTION 16.2 ABOVE, THEN BUYER SHALL HAVE NO FURTHER RIGHT TO PURCHASE ALL OR ANY PORTION OF THE PROPERTY FROM SELLER, AND SELLER SHALL BE ENTITLED TO RECEIVE FROM BUYER THE EARNEST MONEY AS SELLER’S LIQUIDATED DAMAGES.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT.  IN ADDITION, BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT, AND SELLER DESIRES TO AVOID THE COSTS AND LENGTHY DELAYS THAT WOULD RESULT IF SELLER WERE REQUIRED TO FILE A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.  THEREFORE, THE PARTIES AGREE THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR HEREIN REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, AND SHALL BE SELLER’S SOLE REMEDY, EXCEPT FOR BUYER’S OBLIGATIONS TO INDEMNIFY SELLER AS PROVIDED IN THIS AGREEMENT, WHICH SHALL REMAIN REMEDIES OF SELLER IN ADDITION TO LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED TO BE AND SHALL NOT CONSTITUTE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE AND REPRESENT LIQUIDATED DAMAGES TO SELLER.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE IN THIS SECTION AND THE FACT THAT SUCH PARTY WAS REPRESENTED BY COUNSEL OF ITS OWN CHOOSING WHO, AT THE TIME THIS AGREEMENT WAS MADE, EXPLAINED THE CONSEQUENCES OF THIS SECTION TO IT.  THIS SECTION DOES NOT LIMIT BUYER’S OBLIGATIONS WHICH, AS OTHERWISE PROVIDED HEREIN, SURVIVE THE TERMINATION OF THIS AGREEMENT.

17. [Intentionally deleted]

18. Miscellaneous.

18.1 Partial Invalidity.  In the event and to the extent any provision of this Agreement, or any instrument to be delivered by Buyer at closing pursuant to this Agreement, is declared invalid or is unenforceable for any reason, such provision shall be deemed deleted and shall not invalidate any other provision contained in any such document.

18.2 Waiver.  Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision.  Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

18.3 Survival of Representations.  Each of the parties shall be deemed to have reaffirmed each party's respective covenants, agreements, representations, warranties and indemnifications in this Agreement as of the Closing Date and the same shall survive the Closing

Date and delivery of the instruments called for in this Agreement for one (1) year, except as otherwise set forth herein.

18.4 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

18.5 Exchange.  Buyer will cooperate with Seller to allow Seller to accomplish an IRC Section 1031 simultaneous or deferred exchange; provided Buyer will not be required to delay the closing or incur expenses other than nominal additional legal costs.

18.6 Notices.  All notices under this Agreement shall be in writing and hand either delivered, which shall be effective upon such delivery, or sent by (a) certified or registered mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit with postage prepaid in the United States Mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or (c) telecopy or similar means, if a copy of the notice is also sent by United States first-class mail in which case the notice shall be deemed delivered upon transmission if sent before 5 p.m. Pacific Time or the next business day, if sent after 5 p.m. Pacific Time, as follows:

If to Buyer:	Retail Opportunity Investments Corp. 3 Manhattanville Road, 2nd Floor Purchase, New York 10577 Telephone: 914/272-8080 Facsimile: 914/272-8088 Attention: Richard Schoebel

With a copy to:	Dunn Carney Allen Higgins & Tongue LLP 851 SW Sixth Avenue, Suite 1500 Portland, OR 97204-1357 Telephone: 503/224-6440 Facsimile: 503/224-7324 Attention: Kenneth S. Antell

If to Seller:
If before March 25, 2010
Corniche Development, Inc.
919 Estates Drive
Breckenridge, CO  80424
P.O. Box 9872
Breckenridge, CO  80424
Telephone:  970-409-8892 (cell)
Facsimile:  (     )
Attention:  Norma Horner, President

If to Seller:	If March 25, 2010 or after Corniche Development, Inc. 95220 Spring Tide Lane Amelia Island FL 32034 Attention: Norma Horner, President

With a copy to:	Alston Courtnage & Bassetti LLP 1000 Second Avenue, Suite 3900 Seattle, WA 98104-1045 Telephone: 206.623.7600 Facsimile: 206.623.1752 Attention: Thomas W. Read.

The addresses above may be changed by written notice to the other party.  If Seller does not show a facsimile number above, notices to Seller by email at normah123@me.com shall be sufficient as a facsimile if notice is provided contemporaneously to Thomas W. Read as provided herein.

18.7 Time of Essence.  Except as otherwise specifically provided in this Agreement, time is of the essence of each and every provision of this Agreement.

18.8 Modification.  This Agreement and any of its terms may only be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

18.9 Entire Agreement.  This Agreement (including any exhibits attached hereto) contains the entire agreement between the parties and supersedes and replaces all written and oral agreements previously made or existing between the parties with respect to the subject matter of this Agreement.

18.10 Brokers.  Seller is represented in this transaction by the following brokers and shall be solely responsible for any commission payable to such broker:  Billy Sleeth and Paul Sleeth of Colliers International.  Buyer is not represented by a broker in this transaction; provided, however, Buyer may pay a separate commission to the above-referenced broker pursuant to the terms of a separate agreement between broker and Buyer.  Except as provided above, each party will defend, indemnify and hold the other party harmless from any claim, loss or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of the indemnifying party’s conduct.  Subject to Sections 9.1 and 9.2 above, Buyer shall be responsible for any reasonable leasing commission due after Closing (not to exceed six percent of the gross rental to be derived from any applicable lease) that is payable to any broker retained by Seller or by John L. Scott, Inc. ("JLS") in connection with JLS's renewal of its lease at the Property to the extent the renewal term applies to a period after Closing.

18.11 Drafting of Agreement.  The parties acknowledge that this Agreement has been negotiated at arm's length, that each party has been represented by independent counsel and that this Agreement has been drafted by both parties and no one party shall be construed as the draftsperson.

18.12 Counterparts/Facsimile/Electronic Mail.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Signatures by facsimile or electronic mail shall be binding as originals.

18.13 Arbitration.  All claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof, shall be decided by mandatory and binding arbitration in accordance with the rules of the JAMS, currently in effect unless the parties mutually agree otherwise.  The arbitration shall be held in Seattle, Washington.  The award rendered by the arbitrator or arbitrators shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Each party shall pay one-half the arbitration fees, except that the arbitrator(s) shall award attorney fees to the prevailing party under Section 18.18.

18.14 Governing Law.  This Agreement shall be construed, applied and enforced in accordance with the laws of the state in which the Property is located.

18.15 Authority of Signatories.  The respective persons who have executed this Agreement on behalf of a party represent and warrant that they have been duly authorized to do so by such party and no other or further signature or approval is required to bind the party to this Agreement.  All documents delivered at closing will be executed by a duly authorized person on behalf of such party.

18.16 Assignment.  Buyer may assign this Agreement and Buyer’s rights under this Agreement to an assignee owned or controlled by Buyer without Seller’s consent but with prior written notice to Seller.  Except as provided above, neither party shall have the right to assign this Agreement or any of its rights or obligations hereunder to any person or other entity without the written consent of the other party, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Buyer consents to an assignment by Seller to a third party exchange accommodator as part of an IRC Section 1031 exchange.

18.17 Confidentiality.  Except as otherwise provided herein, including Section 6.2, Buyer expressly acknowledges and agrees that the transactions contemplated by this Agreement, Seller’s Documents or any information obtained during the Contingency Period concerning the Property that are not otherwise known by or available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by Buyer and shall not be disclosed by Buyer unless and until the Closing occurs, except to its legal counsel, surveyor, title company, broker, accountants, consultants, officers, partners, directors and shareholders and any prospective lenders, financial partners and their agents, consultants and representatives (the "Authorized Representatives"), and except and only to the extent that such disclosure may be necessary for its performance hereunder.  If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Buyer shall promptly return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Buyer by Seller, as well as copies of all third-party reports obtained by Buyer related to the Property and destroy all copies and delete all electronic copies.  Nothing contained in this Section 18.17 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 18.17 in connection with the party's enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein.  The provisions of this Section 18.17 shall survive any termination of this Agreement.

18.18 Attorney Fees and Costs.  In the event either party breaches any obligation under this Agreement, the nonbreaching party shall be entitled to all costs and expenses incurred, including reasonable attorney fees, as a result of the breach.  In addition, in the event any suit, action, or arbitration is instituted to enforce any term of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court or arbitrator may adjudge reasonable as attorney fees in arbitration, at trial, and on appeal of such suit or action, and also any fees incurred in any bankruptcy matter, in addition to all other sums provided by law.

18.19 Confirmation of Contingency Periods.  Promptly after the Effective Date of this Agreement, the parties shall execute a Confirmation of Contingency Periods in the form attached Exhibit E, setting forth the applicable deadlines for the contingencies set forth herein.

18.20 Calculation of Time Periods.  Whenever a time period is set forth in days in this Agreement, the first day from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday or legal holiday, including Sunday, in which event, the period runs until the end of the next day which is not a Saturday, Sunday or legal holiday.

18.21 SEC Audit Requirements.  From and after the Effective Date, Seller shall cooperate with Buyer’s 8-K and audit requirements as set out in Exhibit G.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the day and year first above written.

RETAIL OPPORTUNITY	Corniche Development, Inc.,
INVESTMENTS CORP.,	a Washington corporation
a Delaware corporation

By: /s/ John B. Roche	By: /s/ Norma Horner
Name: John B. Roche	Name: Norma Horner
Title: CEO	Title: President
Date of Signature: 2/14/10	Date of Signature: 2/13/10

STATE OF Colorado )
) ss
County of _____________________)

This instrument was acknowledged before me on this day of February 13th,  2010, by Norma Horner as president of Corniche Development, Inc., who being duly sworn acknowledged said instrument to be said corporation’s voluntary act and deed.

/s/ Janet Blackman
Notary Public For State of Colorado

STATE OF New York )
) ss
County of Westchester )

This instrument was acknowledged before me on this day of February 16,  2010, by John Roche as CFO of Retail Opportunity Investments Corp., a Delaware corporation, who being duly sworn acknowledged said instrument to be said corporation’s voluntary act and deed.

/s/ Christine De Guisto
Notary Public For State of New York

Exhibits:

Exhibit A	Property Description (Section A)
Exhibit B	Bill of Sale form (Section 1)
Exhibit C	Assignment of Leases (Section 9.3)
Exhibit D	Assignment of Contracts and Warranties (Section 9.5)
Exhibit E	Confirmation of Contingency Period (Section 18.19)
Exhibit F	Estoppel Certificate Form
Exhibit G	8-K and Audit Requirements (Section 18.21)

EXHIBIT A
Property Description

EXHIBIT A-1

EXHIBIT A-1

3-008
3-009
3-003
3-013
3-010
2-033
3-011
3-012
3-004
3-005
2-039
2-025
SP 505 (11-79)
91ST AVE NE
MARKET PLACE
1ST PL NE
CITY LIGHT TRANSMISSION LINE
(SNOHOMISH-ARLINGTON LINE)
SOMERSET VILLAGE CONDO (9446)
PH 1
PH 3
TR 2002
HILLC TERR
1ST PL
CONDO
THE VILLAGE

2517\001:02/11/10
TREAD\CORNICHE DEVELOPMENT
-23-
PSA2
DCAPDX_n594067_v4_ROIC_Lake_Stevens_psa.doc

EXHIBIT B
Bill of Sale Form

BILL OF SALE

_____________________, a(n) ___________________ (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, transfer, convey and deliver to Retail Opportunity Investments Corp., a Delaware corporation (“Buyer”), its successors and/or assigns:

All the personal property owned by Seller (collectively, “Personal Property”) located on or used in the operation of the real property commonly known as _______________________________________, including all personal property listed in the attached Schedule B-1.

Seller hereby covenants with Buyer that the Personal Property is free and clear of and from all encumbrances, security interests, liens, mortgages and claims whatsoever and that Seller is the owner of and has the right to sell same.  Seller warrants and agrees to defend the title in and to the Personal Property unto Buyer, its successors or assigns against the lawful claims and demands of all persons claiming by or through Seller.

SELLER:	BUYER:

____________________________________________	Retail Opportunity Investments
Corp., a Delaware corporation

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

EXHIBIT C
Assignment of Leases

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (this “Assignment”) is made and entered into as of this _____ day of ______________, 20___, by and between Corniche Development, Inc., a Washington corporation (“Assignor”), and Retail Opportunity Investments Corp., a Delaware corporation (“Assignee”).

RECITALS

This Assignment is entered into on the basis of and with respect to the following facts, agreements and understandings:

A.           Assignor, as landlord, is a party to the leases listed in the attached Schedule C-1 (the “Leases”) with respect to the real property located at 208 91st Avenue NE, Lake Stevens, Snohomish County, Washington (the “Property”).

B.           By deed recorded ________________, 20___, Assignor sold and conveyed its entire right, title and interest in and to the Property to Assignee and, in conjunction therewith, Assignor agreed to assign its interest as landlord under the Leases to Assignee and Assignee has agreed to assume the landlord’s obligations under the Leases, all as more particularly set forth in this Assignment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

1. Assignment.

Assignor hereby sells, assigns, grants, transfers and sets over to Assignee, its heirs, personal representatives, successors and assigns, all of Assignor’s right, title and interest as landlord under the Leases.

2. Acceptance of Assignment and Assumption of Obligations.

Assignee hereby accepts the assignment of the landlord’s interest under the Leases and, for the benefit of Assignor, assumes and agrees faithfully to perform all of the obligations which are required to be performed by the landlord under the Leases.

3. Effective Date.

The effective date of this Assignment and each and every provision hereof is and shall be _______________, 20___ (the “Effective Date”).

4. Assignor’s Indemnity of Assignee.

Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee) indemnify, and hold harmless Assignee, its partners, and their officers, directors, employees, agents, representatives, successors, and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys’ fees) arising out of or related to the Leases committed or alleged to have been committed prior to the Effective Date.

5. Assignee’s Indemnity of Assignor.

Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its shareholders, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys’ fees) arising out of or related to the Leases committed or alleged to have been committed on or after the Effective Date.

6. Successors and Assigns.

This Assignment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Governing Law.

This Assignment shall be construed and interpreted and the rights and obligations of the parties hereto determined in accordance with the laws of the State wherein the Property is located.

8. Headings and Captions.

The headings and captions of the paragraphs of this Assignment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Assignment or any of the provisions hereof.

9. Gender and Number.

As used in this Assignment, the neuter shall include the feminine and masculine, the singular shall include the plural and the plural shall include the singular, as the context may require.

10. Multiple Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Attorneys’ Fees.

In the event that either party hereto brings an action at law or in equity to enforce or interpret or seek redress for breach of this Assignment, the prevailing party in such action shall be entitled to recover from the other its litigation expenses and reasonable attorneys’ fees in addition to all other appropriate relief.

Retail Opportunity Investments Corp., a Delaware corporation	Corniche Development, Inc., a Washington corporation

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

EXHIBIT D
Assignment of Contracts and Warranties

ASSIGNMENT OF CONTRACTS AND WARRANTIES

THIS ASSIGNMENT OF CONTRACTS AND WARRANTIES (this “Assignment”) is made and entered into as of this _____ day of ______________, 20___, by and between Corniche Development, Inc., a Washington corporation (“Assignor”), and Retail Opportunity Investments Corp., a Delaware corporation (“Assignee”).

RECITALS

This Assignment is entered into on the basis of and with respect to the following facts, agreements and understandings:

A.           Assignor is a party to the contracts and warranties listed on the attached Schedule D-1 (the “Contracts and Warranties”) with respect to the real property located at  208 91st Avenue NE, Lake Stevens, Snohomish County, Washington (the “Property”).

B.           By deed recorded ________________, 20___, Assignor sold and conveyed its entire right, title and interest in and to the Property to Assignee and, in conjunction therewith, Assignor agreed to assign its interest under the Contracts and Warranties to Assignee and Assignee has agreed to assume Assignor’s obligations under the Contracts and Warranties, all as more particularly set forth in this Assignment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

1. Assignment.

Assignor hereby sells, assigns, grants, transfers and sets over to Assignee, its heirs, personal representatives, successors and assigns, all of Assignor’s right, title and interest under the Contracts and Warranties.

2. Acceptance of Assignment and Assumption of Obligations.

Assignee hereby accepts the assignment of the Contracts and Warranties and, for the benefit of Assignor, assumes and agrees faithfully to perform all of the obligations which are required to be performed by Assignor under the Contracts and Warranties.

3. Effective Date.

The effective date of this Assignment and each and every provision hereof is and shall be _______________, 20___ (the “Effective Date”).

4. Assignor’s Indemnity of Assignee.

Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee), indemnify, and hold harmless Assignee, its partners and their respective officers, directors, employees, agents, representatives, successors, and assigns and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys’ fees) arising out of or related to the Contracts and Warranties committed or alleged to have been committed prior to the Effective Date.

5. Assignee’s Indemnity of Assignor.

Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its shareholders, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys’ fees) arising out of or related to the Contracts and Warranties committed or alleged to have been committed on or after the Effective Date.

6. Successors and Assigns.

This Assignment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Governing Law.

This Assignment shall be construed and interpreted and the rights and obligations of the parties hereto determined in accordance with the laws of the State wherein the Property is located.

8. Headings and Captions.

The headings and captions of the paragraphs of this Assignment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Assignment or any of the provisions hereof.

9. Gender and Number.

As used in this Assignment, the neuter shall include the feminine and masculine, the singular shall include the plural and the plural shall include the singular, as the context may require.

10. Multiple Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Attorneys’ Fees.

In the event that either party hereto brings an action at law or in equity to enforce or interpret or seek redress for breach of this Assignment, the prevailing party in such action shall be entitled to recover from the other its litigation expenses and reasonable attorneys’ fees in addition to all other appropriate relief.

Retail Opportunity Investments Corp., a Delaware corporation	Corniche Development, Inc., a Washington corporation

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

EXHIBIT E

Confirmation Of Contingency Periods

The parties acknowledge that the deadlines for the contingency periods in the Purchase and Sale Agreement dated ________________ __, 20____ between Corniche Development, Inc. (“Seller”) and Retail Opportunity Investments Corp. (“Buyer”) are as follows:

EVENT	EXPIRATION DATE
Contingency Period	________________________________________
Title Report Due	________________________________________
Documents Provided by Seller	________________________________________
Document Review by Buyer	________________________________________
Closing	________________________________________

RETAIL OPPORTUNITY INVESTMENTS CORP.,	CORNICHE DEVELOPMENT, INC. a Washington corporation
a Delaware corporation

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date of Signature: ______________________________	Date of Signature: ______________________________

EXHIBIT F

Form of Estoppel Certificate

The undersigned, is the tenant ("Tenant") under that certain lease dated ____________________, (the "Lease") with Corniche Development, Inc., a Washington corporation, for certain premises ("Premises") located in the shopping center commonly known as the Market at Lake Stevens ("Shopping Center") in the City of Lake Stevens, State of Washington.  The undersigned understands that Retail Opportunity Investment Corp. has offered or committed to enter into a transaction with Landlord and has requested this certificate (this "Certificate") from the undersigned as a condition precedent to the consummation of such transaction and will therefore be relying upon the representations and warranties contained herein.

The undersigned hereby represents, warrants and certifies as follows:

A. A copy of the Lease, with all modifications, amendments, supplements or changes, is attached hereto as Exhibit A and is a true and correct copy of the Lease and constitutes the only agreement between Landlord and Tenant with respect to the leased Premises.

B. The Lease (including all exhibits) is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

C. The Lease has not been modified, amended, supplemented or changed in any way, except as evidenced by the documents attached as Exhibit A and except as follows:  (if none, state none) _________________.

D. The Lease constitutes the entire agreement between Landlord and Tenant for the Premises, and there are no other agreements, written or oral, between Landlord and Tenant relating to the Premises.

E. Tenant has accepted possession of the Premises demised under the Lease and all items required to be performed by Landlord under the terms of the Lease, including construction of all improvements required therein, have been completed by Landlord within the time periods set forth in the Lease, and all required contributions by Landlord to Tenant on account of Tenant's improvements to the Premises have been paid in full.

F. The term ("Term") of the Lease commenced on ____________ and full rental is currently accruing thereunder.  The Term shall expire on ______________.  There are _______ remaining options to extend the Term for periods of __________ months each.

G. Neither Tenant nor Landlord has begun any action, or given or received any notice for the purpose of termination of the Lease.

H. Tenant is currently paying monthly rent under the Lease in the amount of _____________ per month ("Base Rent"). The Base Rent under the Lease is current as of _________, 2010.  The next payment of Base Rent is due on ___________, 2010.

I. No Base Rent or other charges have been paid more than thirty (30) days in advance of its due date.

J. Tenant pays percentage rent (if any) under the Lease at the rate of ____% of Gross Sales ("Percentage Rent").

K. Tenant is currently paying additional rent under the Lease for Tenant's share of common area expenses, taxes and insurance in the amount of _________ per month ("Additional Rent").

L. The amount of Tenant's security deposit held by Landlord under the Lease is _____________ ("Security Deposit").

M. No default or event that, with the giving of notice or the passage of time, or both, would constitute a default on the part of the undersigned exists under the Lease, nor is the undersigned (to the best of its knowledge) aware of any default or event that with the passing of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

N. The undersigned has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord's interest in the Lease or of any rents or other amounts due thereunder.

O. There is no period of free rent, rental abatement or reduction, except as set forth in the Lease, and Landlord has not given or conceded to Tenant any other concessions, abatements or compromises with respect to the rental obligations under the Lease.

P. There are no offsets or credits against or defenses to payment of any monetary obligations payable under the Lease.

Q. Except as provided in the Lease and identified above, Tenant does not have any options or rights to extend the Term or expand the Premises.  Tenant has no rights of first offer or refusal (or other rights) to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part, or if it had any such right, the same has been waived and has terminated.

R. No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

S. Tenant has not assigned, sublet or otherwise transferred Tenant's interest in the Lease or the Premises to any party.

T. To the best of Tenant's knowledge, the use, maintenance and operation of the Premises currently complies with all applicable federal, state, county or local statutes, laws, rules and regulations, including those relating to environmental, health or safety matters.

U. Tenant has not received notice of any alleged violation of any law governing the use or operation of the Premises and no outstanding writs, injunctions, decrees, orders or judgments are pending, or to the best of Tenant's knowledge, threatened, concerning the use, maintenance or operations of the Premises by Tenant, nor is the Tenant aware of the basis for any such proceeding.

V. The undersigned is authorized to execute this Certificate on behalf of Tenant.

W. This Certificate and the Lease are legal, valid, binding and enforceable obligations of Tenant.

Tenant executes this Certificate with the understanding that Lessor is contemplating selling the Premises, and Landlord, Retail Opportunity Investment Corp., and any lender of either of them and their respective successors and assigns (including any mortgagee or beneficiary under a deed of trust or mortgage) will be entitled to rely on this Certificate.

Dated: _____________________, 2010
TENANT:
_________________________________________,
a ________________________________________

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

Exhibit G

8-K and Audit Requirements

For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller’s ownership and operation of the Property other than those subject to attorney-client privilege, work product doctrine, or a confidentiality covenant or order, which information is relevant and reasonably necessary, in the opinion of Buyer or its outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.  Seller shall provide the following information and documentation on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1. Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2. Seller’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3. Seller’s internally prepared operating statements;

4. Access to Lease files;

5. Most currently available real estate tax bills;

6. Access to Seller’s cash receipt journal(s) and bank statements for the Property;

7. Seller’s general ledger with respect to the Property, excluding Seller’s proprietary accounts;

8. Seller’s schedule of expense reimbursements required under the Leases in effect on the Closing Date;

9. Schedule of those items of repairs and maintenance performed by or at the direction of the Seller during the Seller’s final fiscal year in which Seller owns and operates the Property (the “Final Fiscal Year”);

10. Schedule of those capital improvements and fixed asset additions made by or at the direction of Seller during the Final Fiscal Year;

11. Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year; and

12. Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least twenty (20) days’ prior written notice and not more than once during the one (1) year period, upon Buyer’s request, for a period of one (1) year after Closing, Seller shall on a one (1)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Seller to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer.  This obligation shall survive the Closing for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at the Closing.

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is effective March 1, 2010, by and between CORNICHE DEVELOPMENT, INC., a Washington corporation (“Seller”), and RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation (“Buyer”).

RECITALS

A. On or about February 14, 2010, Buyer and Seller entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Buyer agreed to buy certain real property and improvements known as The Market at Lake Stevens, as more particularly described in the Purchase Agreement.

B. Buyer and Seller now wish to amend the Purchase Agreement on the terms and conditions contained herein:

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Buyer’s Waiver of Conditions.  Buyer hereby waives the conditions set out in Sections 6.1, 6.2, 6.3, 6.4 and 6.6 of the Purchase Agreement.

2. Agreed-upon Permitted Exceptions.  Buyer and Seller hereby agree that the Permitted Exceptions will be those set out in that certain First American Title

1 - FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

Insurance Company Report dated February 9, 2010 (File No. NCS-429320-OR1), as follows:

2.1 The Schedule B-Section 2 General Exceptions, unless Buyer purchases extended coverage, in which case, these will not be Permitted Exceptions; and

2.2 The Schedule B-Section 2 Special Exceptions as follows:  4, 5, 6, 7, 8, 9, 13, 14, 15, 16, 17, 18, 19 (except that this Exception would be combined with Exception 14), 20, 21, 22, 23, and 27.

2.3           In addition, any items that Title Company adds through a supplemental report based on its review of the survey prepared by Dowl HKM , File No. S110-08A, with a “checked date” of  2010-02-20, shall be a Permitted Exception.

3. Personal Property/Assignment of SDC Credit and Reimbursement Rights.  There is no tangible personal property to be conveyed by Seller to Buyer at Closing, so Seller and Buyer waive the requirement in Section 1 of the Purchase Agreement that Seller provide a list of such personal property to Buyer.  However, in connection with closing, Seller will convey to Buyer, at no additional consideration, all Seller’s right, title, and interest in and to any right to any credit (including any system development charge credit), reimbursement right (but excluding refundable deposits), or so-called “latecomer’s charge,” to which Seller may be entitled under any of the documents of record or under any applicable reimbursement program, statute, or law, including but not limited to, those reimbursement and credit rights mentioned in Exception 14 of the Permitted Exceptions.

2 - FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

4. Other Terms and Conditions Remain.  In the event of any inconsistencies between the Purchase Agreement and this Amendment, the terms of this Amendment shall control.  Except as expressly set forth in this Amendment, the Agreement otherwise is unmodified and remains in full force and effect.

5. Capitalized Terms.  Capitalized terms used but not defined herein shall have the meaning set out in the Purchase Agreement.

6. Execution.  This Amendment may be executed in counterparts.  Facsimile or electronic delivery is sufficient.

CORNICHE DEVELOPMENT, INC.	RETAIL OPPORTUNITY
a Washington corporation	INVESTMENTS CORP.
a Delaware corporation

By: _________________________________________	By: _________________________________________
Printed Name: _________________________________	Printed Name: _________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

3 - FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT